IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

HIGHLIGHTS

–	IMAX delivers $169 million in global box office in the third quarter, a 28% increase over Q3 2013

–	Q3 2014 adjusted EPS of $0.11, up 83% compared to Q3 2013, leading to record quarterly operating cash flow of $36.6 million

–	Company signs deals for 42 theater systems in the third quarter, bringing backlog to 439 theaters

NEW YORK, – Oct. 23, 2014 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported third quarter 2014 revenues of $60.7 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $17.6 million, adjusted net income, after non-controlling interest, of $7.8 million, or $0.11 per diluted share, and reported net income, after non-controlling interest, of $4.9 million, or $0.07 per diluted share.

“The third quarter further validates our ongoing commitment to delivering bottom line results and advancing our corporate initiatives,” stated Richard L. Gelfond, Chief Executive Officer of IMAX Corporation. “We were able to leverage the strong box office across a growing theater network, expand margins and generate our strongest quarter ever for operating cash flow.”

Network Growth Update

The total IMAX® theater network consisted of 880 systems as of September 30, 2014, of which 751 were in commercial multiplexes. There were 439 theaters in backlog as of September 30, 2014, compared to 356 in backlog as of September 30, 2013. In the third quarter of 2014, the Company signed contracts for 42 theaters systems, of which 36 were for new locations and 6 were for system upgrades. In the quarter, the Company installed 20 IMAX theater systems, all of which were for new theater locations. For a breakdown of theater system signings, installations, network and backlog by type, please see the end of this press release.

“We continue to see robust worldwide signing activity, including 42 new deals this quarter, bringing our year-to-date signings total to over 100, which really demonstrates the demand for IMAX globally,” continued Gelfond. “I am also extremely enthusiastic about a demonstration I saw of our new laser projection system this quarter; it is truly spectacular. Couple this with our operating leverage potential and our ongoing focus on marketing and quality, and I believe we are well positioned to take advantage of what are shaping up to be strong film years in 2015 and 2016.”

Third-Quarter Segment Results

•

Production and IMAX DMR® (Digital Re-Mastering) revenues totaled $18.4 million in the third quarter of 2014, compared to $14.5 million in the third quarter of 2013. Gross box office from DMR titles was $169.0 million in the third quarter of 2014, compared to $132.5 million in the prior-year period. The average global DMR box office per screen in the third quarter of 2014 was $227,900 compared to $207,500 in the prior-year period.

•

Revenue from joint revenue-sharing arrangements was $15.2 million in the quarter, compared to $12.0 million in the prior-year period. During the quarter, the Company installed 14 new theaters under joint revenue-sharing arrangements, compared to 13 in the year-ago period. The Company had 422 theaters operating under joint revenue-sharing arrangements as of September 30, 2014, as compared to 351 theaters one year prior.

•

Revenue from sales and sales-type leases was $6.6 million in the third quarter of 2014, compared to $6.4 million in the third quarter of 2013, resulting from the installation of 6 full, new theater systems under sales and sales-type lease arrangements compared to the 5 installed in the year-ago period. There were no digital upgrades in the third quarter of 2014, as compared to the 9 digital upgrades the Company installed in the same period last year.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its third quarter 2014 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 524-8950 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 260-0113. The conference ID for the call is 2771960. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 2771960.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of September 30, 2014, there were 880 IMAX theaters (751 commercial multiplexes, 19 commercial destinations and 110 institutions) in 60 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com	Media: IMAX Corporation, New York Ann Sommerlath 212-821-0155 asommerlath@imax.com
Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com	Entertainment Media: Principal Communications Group, Los Angeles Melissa Zuckerman/Paul Pflug 323-658-1555 melissa@pcommgroup.com paul@pcommgroup.com

Additional Information

Signings and Installations

September 30, 2014

	Three Months
	Ended September 30,
	2014		2013
Theater Signings:
Full new sales and sales-type lease arrangements	22		6	(3)
New joint revenue sharing arrangements	14		82

Total new theaters	36		88
Upgrades of IMAX theater systems	6	(1)(2)	11	(1)(2)

Total Theater Signings	42		99

	Three Months
	Ended September 30,
	2014		2013
Theater Installations:
Full new sales and sales-type lease arrangements	6		6	(4)
New joint revenue sharing arrangements	14		13

Total new theaters	20		19
Upgrades of IMAX theater systems	—		9	(2)

Total Theater Installations	20		28

	As of September 30,
	2014		2013
Theater Backlog:
New sales and sales-type lease arrangements	169		142
New joint revenue sharing arrangements	244		191

Total new theaters	413		333
Upgrades of IMAX theater systems	26		23

Total Theaters in Backlog	439	(5)(6)	356	(5)(7)

	As of September 30,
	2014		2013
Theater Network:
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	329		302
Joint revenue sharing arrangements	422		351

Total Commercial Multiplex Theaters	751		653
Commercial Destination Theaters	19		19
Institutional Theaters	110		113

Total IMAX Theater Network	880		785

(1)	Includes one signing for the installation of a laser-based digital system in an existing theater location (2013 – six signings).
(2)	Includes one signing of an upgrade to a xenon-based digital system under a short-term operating lease arrangement (2013 – 4 signings, 3 installations).
(3)	Includes one signing which replaced a theater under an existing arrangement in backlog.
(4)	Includes one full xenon-based digital system under a short-term operating lease arrangement.
(5)	Includes 69 laser theater system configurations (2013 – 18), including upgrades.
(6)	Includes 26 upgrades to a digital theater system, in an existing IMAX theater location (3 xenon and 23 laser, of which 4 are under joint revenue sharing arrangements).
(7)	Includes 23 upgrades to a digital theater system, in an existing IMAX theater location (5 xenon and 18 laser, of which 3 are under joint revenue sharing arrangements).

Additional Information (continued)

2014 DMR Films:

To date, IMAX has announced 34 titles to be released in 2014. The Company released 38 titles in 2013. The Company remains in discussions with every major Hollywood studio regarding future titles.

•	Jack Ryan: Shadow Recruit: The IMAX Experience (Paramount Pictures, January 2014);

•	I, Frankenstein: An IMAX 3D Experience (Lionsgate, January 2014);

•	The Monkey King: The IMAX Experience (Global Star Productions, January 2014, China only);

•	Robocop: The IMAX Experience (Metro-Goldwyn-Mayer Studios, Inc., February 2014);

•	300: Rise of an Empire: An IMAX 3D Experience (Warner Bros. Pictures, March 2014);

•	Need for Speed: An IMAX 3D Experience (Walt Disney Studios, March 2014, select international markets);

•	Divergent: The IMAX Experience (Summit Entertainment, March 2014);

•	Noah: The IMAX Experience (Paramount Pictures, March 2014);

•	Captain America: The Winter Soldier: An IMAX 3D Experience (Marvel Entertainment, April 2014);

•	Transcendence: The IMAX Experience (Warner Bros. Pictures, April 2014);

•	The Amazing Spider-Man 2: An IMAX 3D Experience (Sony Pictures, May 2014);

•	Godzilla: An IMAX 3D Experience (Warner Bros. Pictures, May 2014);

•	Coming Home: The IMAX Experience (Le Vision Pictures, May 2014, China Only);

•	Maleficent: An IMAX 3D Experience (Walt Disney Studios, May 2014);

•	Edge of Tomorrow: An IMAX 3D Experience (Warner Bros. Pictures, June 2014);

•	How to Train Your Dragon 2: An IMAX 3D Experience (DreamWorks Animation, June 2014);

•	Transformers: Age of Extinction: An IMAX 3D Experience (Paramount Pictures, June 2014);

•	Hercules: An IMAX 3D Experience (Paramount Pictures, July 2014);

•	Lucy: The IMAX Experience (Universal Pictures, August 2014, select international markets);

•	The White Haired Witch of Lunar Kingdom: An IMAX 3D Experience (Bona Film Group, August 2014, China only);

•	Guardians of the Galaxy: An IMAX 3D Experience (Walt Disney Studios, August 2014);

•	Teenage Mutant Ninja Turtles: An IMAX 3D Experience (Paramount Pictures, August 2014, select international markets);

•	The Expendables 3: The IMAX Experience (Lionsgate, September 2014, China only);

•	Forrest Gump: The IMAX Experience (Paramount Pictures, September 2014);

•	The Maze Runner: The IMAX Experience (20th Century Fox, September 2014);

•	The Equalizer: The IMAX Experience (Sony Pictures, September 2014);

•	Breakup Buddies: The IMAX Experience (China Film Group, September 2014, China only);

•	Bang Bang: The IMAX Experience (Fox Star Studios, October 2014, India only);

•	Dracula Untold: The IMAX Experience (Universal Studios, October 2014);

•	John Wick: The IMAX Experience (Summit Entertainment, October 2014);

•	Fury: The IMAX Experience (Sony Pictures Entertainment, October 2014, select international markets);

•	Interstellar: The IMAX Experience (Paramount Pictures and Warner Bros. Pictures, November 2014);

•	The Hobbit: The Battle of the Five Armies: An IMAX 3D Experience (Warner Bros. Pictures, December 2014); and

•	Gone with the Bullets: An IMAX 3D Experience (Dongwang Yibudaowei Films Co., December 2014, China only)

2015 DMR Films:

To date, the Company has announced the following 8 titles to be released to the IMAX theater network in 2015:

•	Seventh Son: An IMAX 3D Experience (Universal Studios, February 2015);

•	Fast & Furious 7: The IMAX Experience (Universal Studios, April 2015);

•	The Avengers: Age of Ultron: An IMAX 3D Experience (Walt Disney Studios, May 2015);

•	Tomorrowland: The IMAX Experience (Walt Disney Studios, May 2015);

•	Jurassic World: An IMAX 3D Experience (Universal Studios, June 2015);

•	Everest: An IMAX 3D Experience (Universal Studios, September 2015);

•	Crimson Peak: The IMAX Experience (Universal Studios, October 2015); and

•	Star Wars: Episode VII: An IMAX 3D Experience (Walt Disney Studios, December 2015).

The Company anticipates that a similar number of IMAX DMR films will be released to the IMAX network in 2015 to the 35 slated for release in 2014 and the 38 films that were released to the IMAX network in 2013.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Equipment and product sales	$11,765	$9,623	$37,621	$40,649
Services	33,199	28,826	101,813	97,001
Rentals	13,646	10,987	42,278	38,782
Finance income	2,132	2,071	6,372	6,079
Other	—	—	—	375

	60,742	51,507	188,084	182,886

Costs and expenses applicable to revenues
Equipment and product sales	6,041	4,086	19,126	20,561
Services	14,788	15,910	46,318	53,361
Rentals	4,471	4,059	12,996	11,687

	25,300	24,055	78,440	85,609

Gross margin	35,442	27,452	109,644	97,277
Selling, general and administrative expenses (including share-based compensation expense of $3.4 million and $11.3 million for the three and nine months ended September 30, 2014 (2013—expense of $2.8 million and $8.8 million, respectively))	23,513	19,778	68,323	61,549
Gain on curtailment of postretirement benefit plan	—	—	—	(2,185)
Research and development	4,560	3,974	11,468	11,267
Amortization of intangibles	441	409	1,259	1,146
Receivable provisions, net of recoveries	26	224	642	279
Impairment of available-for-sale investment	—	—	650	—

Income from operations	6,902	3,067	27,302	25,221
Interest income	149	14	189	39
Interest expense	(269)	(315)	(803)	(1,008)

Income from operations before income taxes	6,782	2,766	26,688	24,252
Provision for income taxes	(1,188)	(685)	(6,667)	(6,701)
Loss from equity-accounted investments, net of tax	(297)	(344)	(721)	(998)

Income from continuing operations	5,297	1,737	19,300	16,553
Net (loss) income from discontinued operations, net of tax	—	(128)	355	(267)

Net income	$5,297	$1,609	$19,655	$16,286
Less: Net income attributable to non-controlling interests	(439)	—	(911)	—

Net income attributable to Common Shareholders	$4,858	$1,609	$18,744	$16,286

Net income per share—basic:
Net income per share from continuing operations	$0.07	$0.02	$0.26	$0.24
Net income per share from discontinued operations	—	—	0.01	—

	$0.07	$0.02	$0.27	$0.24

Net income per share—diluted:
Net income per share from continuing operations	$0.07	$0.02	$0.26	$0.24
Net income per share from discontinued operations	—	—	0.01	—

	$0.07	$0.02	$0.27	$0.24

Weighted average number of shares outstanding (000’s):
Basic	68,480	67,309	68,206	66,969
Fully Diluted	69,602	69,116	69,597	68,853

Additional Disclosure:
Depreciation and amortization(1)	$7,992	$8,826	$23,937	$29,027

–

Includes $0.1 million and $0.4 million of amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2014, respectively (2013—$0.1 million and $0.3 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

	As at September 30, 2014	As at December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$93,705	$29,546
Accounts receivable, net of allowance for doubtful accounts of $714 (December 31, 2013 — $887)	59,734	73,074
Financing receivables	103,616	107,110
Inventories	21,439	9,825
Prepaid expenses	5,382	3,602
Film assets	7,787	7,076
Property, plant and equipment	161,579	132,847
Other assets	20,197	27,034
Deferred income taxes	20,917	24,259
Other intangible assets	27,556	27,745
Goodwill	39,027	39,027

Total assets	$560,939	$481,145

Liabilities
Accounts payable	$16,571	$19,396
Accrued and other liabilities	55,841	65,232
Deferred revenue	100,304	76,932

Total liabilities	172,716	161,560

Commitments and contingencies

Non-controlling interest	38,187	—

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 68,520,049 (December 31, 2013 — 67,841,233)	334,415	327,313
Other equity	43,200	36,452
Accumulated deficit	(26,545)	(43,051)
Accumulated other comprehensive loss	(1,034)	(1,129)

Total shareholders’ equity	350,036	319,585

Total liabilities and shareholders’ equity	$560,939	$481,145

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash provided by (used in):
Operating Activities
Net income	$19,655	$16,286
Net (income) loss from discontinued operations	(355)	267
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	23,937	29,027
Write-downs, net of recoveries	1,753	279
Change in deferred income taxes	3,157	5,579
Stock and other non-cash compensation	11,609	9,348
Gain on curtailment of postretirement benefit plan	—	(2,185)
Unrealized foreign currency exchange loss	847	275
Loss from equity-accounted investments	1,073	998
Gain on non-cash contribution to equity-accounted investees	(352)	—
Investment in film assets	(8,398)	(16,772)
Changes in other non-cash operating assets and liabilities	18,372	(9,860)
Net cash provided by (used in) operating activities from discontinued operations	572	(267)

Net cash provided by operating activities	71,870	32,975

Investing Activities
Purchase of property, plant and equipment	(24,686)	(6,167)
Investment in joint revenue sharing equipment	(15,908)	(16,363)
Investment in new business ventures	(2,500)	(2,500)
Acquisition of other intangible assets	(1,979)	(1,812)

Net cash used in investing activities	(45,073)	(26,842)

Financing Activities
Issuance of subsidiary shares to non-controlling interests	40,491	—
Share issuance costs from the issuance of subsidiary shares to non-controlling interests	(3,556)	—
Common shares issued—stock options exercised	3,672	6,745
Repurchase of common shares	(2,369)	—
Settlement of restricted share units	(790)	—
Increase in bank indebtedness	—	12,000
Repayment of bank indebtedness	—	(18,000)
Credit facility amendment fees paid	—	(2,089)
Share issuance expenses	—	(202)

Net cash provided by (used in) financing activities	37,448	(1,546)

Effects of exchange rate changes on cash	(86)	32

Increase in cash and cash equivalents during the period	64,159	4,619

Cash and cash equivalents, beginning of period	29,546	21,336

Cash and cash equivalents, end of period	$93,705	$25,955

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment designs, manufactures, sells or leases IMAX theater projection system equipment. The theater system maintenance segment maintains IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment provides IMAX theater projection system equipment to an exhibitor in exchange for a share of box-office and concession revenues. The film production and IMAX DMR segment produces films and performs film re-mastering services. The film distribution segment distributes films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$6,644	$6,419	$25,629	$33,321
Ongoing rent, fees, and finance income	3,501	3,483	10,272	10,111
Other	3,165	1,995	8,407	7,344

	13,310	11,897	44,308	50,776

Theater system maintenance	8,516	8,103	25,384	23,844

Joint revenue sharing arrangements	15,238	11,960	45,457	39,672

Film
Production and IMAX DMR	18,350	14,547	57,585	54,854
Film distribution and post-production	5,328	5,000	15,350	13,740

	23,678	19,547	72,935	68,594

Total	$60,742	$51,507	$188,084	$182,886

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$4,246	$3,928	$14,161	$16,390
Ongoing rent, fees, and finance income	3,352	3,277	9,799	9,758
Other	(218)	(108)	(202)	375

	7,380	7,097	23,758	26,523

Theater system maintenance	3,208	3,218	8,990	9,432

Joint revenue sharing arrangements(1)	9,382	7,153	30,043	26,796

Film
Production and IMAX DMR(1)	13,469	8,596	43,177	32,744
Film distribution(1) and post-production	2,003	1,388	3,676	1,782

	15,472	9,984	46,853	34,526

Total	$35,442	$27,452	$109,644	$97,277

(1)

IMAX systems include marketing and commission costs of $0.3 million and $1.2 million for the three and nine months ended September 30, 2014, respectively (2013 — $0.2 million and $0.9 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.9 million and $2.1 million for the three and nine months ended September 30, 2014, respectively (2013 — $0.9 million and $2.0 million, respectively). Production and DMR segment margins include marketing costs of $2.1 million and $5.3 million for the three and nine months ended September 30, 2014, respectively (2013 — $0.8 million and $3.1 million, respectively). Distribution segment margins include marketing costs of $0.3 million and $0.7 million for the three and nine months ended September 30, 2014, respectively (2013 — $0.1 million and $0.2 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA attributable to common shareholders, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA attributable to common shareholders, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA attributable to common shareholders, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $90.0 million on December 31, 2014, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.00:1 on December 31, 2014, which requirement decreases to 1.75:1 on December 31, 2015. The ratio of total debt to EBITDA was nil:1 as at September 30, 2014, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $nil. EBITDA is calculated as follows:

EBITDA per Credit Facility:	For the 3 months ended September 30, 2014	For the 12 months ended September 30, 2014(1)
(In thousands of U.S. Dollars)
Net income	$5,297	$47,484
Add (subtract):
Loss from equity accounted investments	297	2,480
Provision for income taxes	1,188	16,790
Interest expense, net of interest income	120	936
Depreciation and amortization, including film asset amortization	7,861	31,553
Write-downs net of recoveries including asset impairments and receivable provisions	174	2,810
Stock and other non-cash compensation	3,519	14,946
EBITDA attributable to non-controlling interests(2)	(887)	(1,776)

	$17,569	$115,223

(1)	Ratio of total debt calculated using twelve months ended EBITDA
(2)	The EBITDA calculation specified for purposes of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended September 30, 2014 vs. 2013:

The Company reported net income attributable to common shareholders of $4.9 million or $0.07 per basic and diluted share for the third quarter of 2014, as compared to $1.6 million or $0.02 per basic and diluted share for the third quarter of 2013. Net income attributable to common shareholders for the third quarter of 2014 includes a $3.4 million charge, or $0.04 per diluted share (after-tax), for stock-based compensation (2013—$2.8 million or $0.04 per diluted share (after-tax)). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding stock-based compensation expense and the related tax impact, was $7.8 million, or $0.11 per diluted share, in the third quarter of 2014, as compared to adjusted net income attributable to common shareholders of $4.4 million, or $0.06 per diluted share, for the third quarter of 2013. A reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	September 30, 2014			September 30, 2013
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income attributable to common shareholders Adjustments:	$4,858	$0.07	(1)	$1,609	$0.02
Stock-based compensation	3,425	0.05		2,838	0.04
Tax impact of items listed above	(464)	(0.01)		(85)	—

Adjusted net income attributable to common shareholders	$7,819	$0.11	(1)	$4,362	$0.06

Weighted average diluted shares outstanding		69,602			69,116

(1)	Includes impact of $0.1 million of accretion charges associated with redeemable common stock.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Nine Months Ended September 30, 2014 vs. 2013:

The Company reported net income attributable to common shareholders of $18.7 million or $0.27 per basic and diluted share for the nine months ended September 30, 2014, as compared to $16.3 million or $0.24 per basic and diluted share for the nine months ended September 30, 2013. Net income attributable to common shareholders for the nine months ended September 30, 2014 includes a $11.3 million charge, or $0.13 per diluted share (after-tax), for stock-based compensation (2013 – $8.8 million or $0.12 per diluted share (after-tax)). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding stock-based compensation expense and the related tax expense, was $28.3 million, or $0.40 per diluted share, in the nine months ended September 30, 2014, as compared to adjusted net income attributable to common shareholders of $24.9 million, or $0.36 per diluted share, for the nine months ended September 30, 2013. A reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	September 30, 2014			September 30, 2013
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income attributable to common shareholders Adjustments:	$18,744	$0.27	(1)	$16,286	$0.24
Stock-based compensation	11,328	0.16		8,772	0.12
Tax expense of items listed above	(1,807)	(0.03)		(159)	—

Adjusted net income attributable to common shareholders	$28,265	$0.40	(1)	$24,899	$0.36

Weighted average diluted shares outstanding		69,597			68,853

(1)	Includes impact of $0.3 million of accretion charges associated with redeemable common stock.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the 9 months ended September 30, 2014
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$71,870
Net cash used in investing activities	(45,073)

Free cash flow	$26,797